Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES FISCAL 2010 SECOND QUARTER RESULTS

• Second Quarter Earnings Per Share Increases 13% to $0.54

• Company Increases Earnings Per Share Outlook for Fiscal 2010

• Board of Directors Approves Special Dividend of $2.00 Per Share

Mentor, Ohio (November 3, 2009) - STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2010 second quarter ended September 30, 2009. Fiscal 2010 second quarter revenues were $314.2 million compared with $323.1 million in the second quarter of fiscal 2009, a decline of 3%. On a constant currency basis, revenues decreased 2%. Operating income increased 7% to $50.1 million, or 15.9% of revenues, compared with $47.0 million, or 14.5% of revenues in the second quarter of fiscal 2009. Fiscal 2010 second quarter net income was $32.1 million, or $0.54 per diluted share, compared with net income of $28.8 million, or $0.48 per diluted share, in the second quarter of fiscal 2009.

“We are pleased with the quarterly improvements in our business, in particular revenue from our healthcare capital equipment products,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “As we anticipated, our year-over-year revenue decline improved this quarter, and our expectation is that this trend will continue for the remainder of our fiscal year. We have also benefited from favorable foreign currency exchange rates and lower raw material costs so far this year, and we have continued to improve efficiencies. These trends combined to expand our operating margins even in the face of lower revenue. As a result, we are increasing our full year earnings guidance while maintaining our expectations for revenue.”

Segment Results

Healthcare revenues in the quarter were $223.0 million compared with $227.8 million in the second quarter of fiscal 2009, a decline of 2%. Strength in consumable revenues was offset by declines in capital equipment and service revenues. Backlog levels at quarter end were $129.9 million, an increase of 5% compared with the same time last year. Operating income was $36.4 million, an increase of 11% compared with the prior year period, driven by efficiency initiatives, lower raw material costs and favorable foreign currency exchange rates.

STERIS Corporation

News Announcement

Life Sciences second quarter revenues were $54.4 million compared with $57.2 million in the second quarter of fiscal 2009, a decline of 5%. Double digit growth in consumable revenues was more than offset by declines in capital equipment and service revenues. Backlog levels at quarter end were $46.5 million, a decline of 5% compared with the prior year period. Life Sciences operating income was $8.5 million, an increase of 37% compared with the prior year period, driven primarily by improved operating efficiencies.

Fiscal 2010 second quarter revenues for Isomedix Services were $34.7 million compared with $37.0 million in the same period last year, a decline of 6%. Revenues were affected by the previously disclosed sale of two facilities during fiscal 2009. Operating income was $7.4 million in the quarter compared with $10.2 million in the second quarter of last year. Operating income in the second quarter of fiscal 2009 included the impact of a facility sale, which added $2.1 million to operating income.

Cash Flow

Net cash provided by operations for the first half of fiscal 2010 was $92.4 million, compared with net cash provided by operations of $68.7 million in the same period last year. Free cash flow (see note 1) for the first half of fiscal 2010 was $74.4 million, compared with free cash flow of $57.3 million in the prior year period. The growth in free cash flow was driven by lower working capital requirements.

Dividend Announcement

The Company also announced today that STERIS’s Board of Directors has authorized a regular quarterly dividend in the amount of $0.11 per common share. In addition, the Board of Directors has authorized a special dividend of $2.00 per common share to be paid with the regular quarterly dividend. The combined dividend is payable December 22, 2009 to shareholders of record at the close of business on November 24, 2009.

“The decision by our Board of Directors to return cash to our shareholders through a special dividend is a reflection of our current cash position, free cash flow generation and the confidence we have in the Company’s future,” said Rosebrough. “STERIS’s strong balance sheet allows us to make this distribution without hindering our ability to pursue growth alternatives.”

STERIS Corporation

News Announcement

Outlook

Based upon first half results and current anticipated trends, the Company is updating its outlook for the full fiscal year. The Company’s expectations for revenue are unchanged at flat to down mid-single digits from fiscal 2009 levels. The Company is increasing its expected range for earnings per diluted share, and currently anticipates approximately $1.90 to $2.05 for the full fiscal year, compared with prior guidance of $1.80 to $2.00. This outlook reflects certain key assumptions, some of which are listed below:

•

Healthcare revenues are anticipated to be flat to down mid-single digits, including the previously announced impact of reduced revenues from SYSTEM 1, which is now anticipated to reduce revenues by approximately $20 million in fiscal 2010.

•	Life Sciences revenues are anticipated to be flat.

•	Isomedix revenues are anticipated to decline in the mid-single digits.

•

The Company has assumed the average forward exchange rates for the U.S. dollar and key international currencies as of September 30, 2009. These rates reflect a weakening of the U.S. dollar, creating a headwind for earnings in the second half of the fiscal year.

•	The Company anticipates no raw material cost increases during the second half of the fiscal year.

•	EBIT as a percent of revenue is now anticipated to be approximately 15%.

•	The anticipated effective tax rate is approximately 35%.

For the full fiscal year 2010, free cash flow (see note 1) is anticipated to be approximately $125 million and capital expenditures are anticipated to be approximately $50 million.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available from 12:00 p.m. Eastern time on November 3, 2009, until 5:00 p.m. Eastern time on November 17, 2009, either over the

STERIS Corporation

News Announcement

Internet at www.steris-ir.com or via phone by calling 1-866-487-7528 in the United States and Canada, and 1-203-369-1648 internationally.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company has approximately 5,000 dedicated employees around the world working together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government Customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Julie Winter, Director, Investor Relations at 440-392-7245.

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future growth opportunities, repurchase common shares, and pay cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net, plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

# # #

This news release, and the conference call referenced here, may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “potential,” “confidence,” “improve,” “optimistic,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws or government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any outcome from litigation, regulatory action, administrative proceedings, government investigations, warning letters, cost reductions, business strategies, level of share repurchases or dividends, earnings and revenue trends, expense reduction or other future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the

STERIS Corporation

News Announcement

Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, regulatory actions, including without limitation previously disclosed FDA warning letters and government investigations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, (f) the possibility that anticipated cost savings or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with the matters described in this release, and the conference call referenced here, may adversely impact Company performance, results, or value, (g) the effect of the credit crisis on our ability, as well as the ability of our customers and suppliers, to adequately access the credit markets when needed, and (h) those risks described in our Annual Report on Form 10-K for the year ended March 31, 2009, filed with the SEC on May 30, 2009, under Item 1A, “Risk Factors.”

STERIS Corporation

Consolidated Condensed Statements of Income

(In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$314,229	$323,127	$597,772	$634,692
Cost of revenues	181,574	190,764	340,281	371,828

Gross profit	132,655	132,363	257,491	262,864

Operating expenses:
Selling, general, and administrative	74,516	77,290	149,121	164,638
Research and development	8,189	8,068	15,769	16,347
Restructuring expense	(115)	37	(327)	(129)

Total operating expenses	82,590	85,395	164,563	180,856

Income from operations	50,065	46,968	92,928	82,008
Non-operating expense, net	2,852	1,978	5,718	3,363
Income tax expense	15,129	16,196	29,584	24,351

Net income	$32,084	$28,794	$57,626	$54,294

Earnings per common share (EPS) data:
Basic	$0.55	$0.49	$0.98	$0.92

Diluted	$0.54	$0.48	$0.97	$0.90

Cash dividends declared per common share outstanding	$0.11	$0.08	$0.22	$0.14

Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	58,654	59,312	58,585	59,003
Diluted number of common shares outstanding	59,418	60,376	59,201	60,012

STERIS Corporation Consolidated Condensed Balance Sheets (In thousands)
	September 30, 2009	March 31, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$223,758	$154,180
Accounts receivable, net	214,359	238,438
Inventories, net	128,147	130,218
Other current assets	27,187	30,294

Total Current Assets	593,451	553,130

Property, plant, and equipment, net	349,045	350,996
Goodwill and intangible assets, net	312,521	305,189
Other assets	8,219	7,624

Total Assets	$1,263,236	$1,216,939

Liabilities and Equity
Current liabilities:
Accounts payable	$56,828	$68,573
Other current liabilities	121,472	133,453

Total Current Liabilities	178,300	202,026

Long-term debt	210,000	210,000
Other liabilities	74,162	87,177
Equity	800,774	717,736

Total Liabilities and Equity	$1,263,236	$1,216,939

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:

Healthcare	$223,006	$227,836	$423,610	$451,901
Life Sciences	54,401	57,151	100,517	105,190
STERIS Isomedix Services	34,735	36,971	70,142	73,834

Total Reportable Segments	312,142	321,958	594,269	630,925
Corporate and Other	2,087	1,169	3,503	3,767

Total Segment Revenues	$314,229	$323,127	$597,772	$634,692

Segment Operating Income (Loss):

Healthcare	$36,366	$32,698	$68,469	$61,928
Life Sciences	8,540	6,228	13,319	7,275
STERIS Isomedix Services	7,401	10,211	15,740	18,398

Total Reportable Segments	52,307	49,137	97,528	87,601
Corporate and Other	(2,242)	(2,169)	(4,600)	(5,593)

Total Segment Operating Income	$50,065	$46,968	$92,928	$82,008

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Six Months Ended September 30,
	2009	2008
	(Unaudited)	(Unaudited)
Operating Activities:

Net income	$57,626	$54,294
Non-cash items	32,945	34,607
Changes in operating assets and liabilities	1,837	(20,210)

Net cash provided by operating activities	92,408	68,691

Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(18,543)	(20,872)
Proceeds from sale of property, plant, equipment and intangibles	509	9,506

Net cash used in investing activities	(18,034)	(11,366)

Financing Activities:
Proceeds from the issuance of long-term obligations	—	150,000
Payments under credit facilities, net	—	(79,180)
Deferred financing fees and debt issuance costs	—	(476)
Repurchases of common shares	(289)	(50,210)
Cash dividends paid to common shareholders	(12,894)	(8,275)
Tax benefit from stock options exercised	463	8,732
Stock options and other equity transactions, net	2,102	32,956

Net cash (used in) provided by financing activities	(10,618)	53,547
Effect of exchange rate changes on cash and cash equivalents	5,822	(2,521)

Increase in cash and cash equivalents	69,578	108,351
Cash and cash equivalents at beginning of period	154,180	51,868

Cash and cash equivalents at end of period	$223,758	$160,219

STERIS Corporation

Non-GAAP Disclosures (Unaudited)

(In thousands, except per share data)

The following table presents financial measures which are considered to be “non-GAAP financial measures” under Securities Exchange Commissions rules. Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses free cash flow as a measure to gauge its ability to fund future growth opportunities, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Six Months Ended September 30,		Outlook Fiscal 2010
	2009	2008
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$92,408	$68,691	$175,000
Purchases of property, plant, equipment, and intangibles, net	(18,543)	$(20,872)	(50,000)
Proceeds from the sale of property, plant, equipment, and intangibles	509	$9,506	—

Free Cash Flow	$74,374	$57,325	$125,000

STERIS Corporation

Supplemental Financial Data (Unaudited)

Second Quarter Fiscal 2010

As of September 30, 2009

	FY 2010		FY 2009
	Q1	Q2	Q1	Q2	Q3	Q4	Total
Total Company Revenues
Capital	$92,703	$119,146	$120,117	$130,313	$129,563	$156,654	$536,647
Consumables	80,797	79,989	75,465	73,543	73,745	72,129	294,882
Service	110,043	115,094	115,983	119,271	116,159	115,583	466,996

Total Recurring	190,840	195,083	191,448	192,814	189,904	187,712	761,878

Total Revenues	$283,543	$314,229	$311,565	$323,127	$319,467	$344,366	$1,298,525

United States Revenues	$223,806	$238,292	$241,219	$245,139	$250,355	$256,774	$993,487
United States Revenues as a % of Total	79%	76%	77%	76%	78%	75%	77%
International Revenues	$59,737	$75,937	$70,346	$77,988	$69,112	$87,592	$305,038
International Revenues as % of Total	21%	24%	23%	24%	22%	25%	23%

Segment Data	Q1	Q2	Q1	Q2	Q3	Q4	Total
Healthcare
Revenues
Capital	$76,837	$99,737	$100,915	$106,576	$109,221	$130,137	$446,849
Consumables	66,731	64,038	62,684	59,990	60,217	57,851	240,742
Service	57,036	59,231	60,466	61,270	60,739	61,197	243,672

Total Recurring	123,767	123,269	123,150	121,260	120,956	119,048	484,414

Total Healthcare Revenues	$200,604	$223,006	$224,065	$227,836	$230,177	$249,185	$931,263

Operating Profit/(Loss)	32,102	36,366	29,230	32,698	32,406	38,267	132,601

Life Sciences
Revenues
Capital	$15,866	$19,374	$18,721	$23,980	$20,292	$26,219	$89,212
Consumables	14,066	15,951	12,783	13,552	13,528	14,278	54,141
Service	16,184	19,076	16,535	19,619	18,967	18,227	73,348

Total Recurring	30,250	35,027	29,318	33,171	32,495	32,505	127,489

Total Life Sciences Revenues	$46,116	$54,401	$48,039	$57,151	$52,787	$58,724	$216,701

Operating Profit/(Loss)	4,779	8,540	1,047	6,228	7,151	3,987	18,413

Isomedix Services
Revenues	$35,407	$34,735	$36,863	$36,971	$34,642	$34,169	$142,645
Operating Profit (Loss)	8,339	7,401	8,187	10,211	8,453	7,912	34,763

Corporate and Other
Revenues	$1,416	$2,087	$2,598	$1,169	$1,861	$2,288	$7,916
Operating Profit (Loss)	(2,358)	(2,242)	(3,424)	(2,169)	(2,192)	(2,547)	(10,332)

Other Data	Q1	Q2	Q1	Q2	Q3	Q4	Total
Healthcare Backlog	$132,391	$129,937	$113,856	$124,135	$133,863	$119,790	$119,790
Life Sciences Backlog	46,257	46,492	49,776	48,712	50,170	45,231	45,231

Total Backlog	$178,648	$176,429	$163,632	$172,847	$184,033	$165,021	$165,021
Free Cash Flow	$24,440	$49,934	$18,119	$39,206	$32,276	$56,235	$145,836
Net Debt	$33,928	$(13,758)	$129,222	$90,581	$104,250	$55,820	$55,820

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company's most recent Form 10-Q for definitions (and reconciliation where appropriate) of backlog, free cash flow and net debt.